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                                                                    EXHIBIT 99.1


CUBIST PHARMACEUTICALS CONTACTS:                         GILEAD SCIENCES
Jennifer LaVin                                           Susan Hubbard
781-860-8362                                             650-522-5715
jennifer.lavin@cubist.com

Noonan Russo/Presence
Emily Poe (media)
212-845-4266
e.poe@nrp-euro.com

         CUBIST AND GILEAD END EUROPEAN COMMERCIALIZATION AGREEMENT FOR
                      INVESTIGATIONAL ANTIBIOTIC CIDECIN(R)

       CUBIST ON TRACK FOR CIDECIN U.S. NDA FILING IN FOURTH QUARTER 2002

                  CONFERENCE CALL & WEBCAST TODAY AT 5:00 PM ET

LEXINGTON, MA AND FOSTER CITY, CA, SEPTEMBER 9, 2002 - Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) and Gilead Sciences (Nasdaq: GILD) today jointly announced the termination of their licensing agreement for the commercialization of Cidecin(R) (daptomycin for injection) and an oral formulation of daptomycin. The agreement, executed in January 2001, granted Gilead exclusive commercialization rights to the products in 16 European countries following regulatory approval. Under the terms of the discontinuation, Gilead will not owe any future payments to Cubist, and Cubist reacquires all European rights to both products. The end of the European collaboration does not affect Cubist's U.S. regulatory or commercialization strategy.

"We have greatly valued our partnership with Cubist and continue to believe in the potential of CIDECIN to address an important unmet medical need for patients with serious bacterial infections," said John C. Martin, PhD, President and CEO of Gilead Sciences. "Given the potential for a more focused CIDECIN label in Europe, we have chosen to direct our resources toward our other key products, including the continued multinational roll-out of Viread(R) (tenofovir disoproxil fumarate) for HIV and preparations for the launch of Hepsera(TM) (adefovir dipivoxil) for chronic hepatitis B."

Cubist continues on track to file the U.S. CIDECIN New Drug Application (NDA) during the fourth quarter of 2002 for the indication of complicated skin and soft tissue infections, based on data from two pivotal Phase III trials that met their required statistical endpoints. Also included in the NDA package will be Phase II supportive data from studies that include patients treated with CIDECIN for vancomycin-resistant Enterococcal (VRE) infections, bacteremia and complicated urinary tract infections. Phase I data will be included from a multitude of studies examining drug-drug interactions, renal and hepatic impairment, and special populations, including obese and geriatric subjects. The NDA package will also contain a comprehensive microbiology section detailing CIDECIN's IN VITRO activity against virtually all clinically relevant Gram-positive organisms. As part of its ongoing package insert development strategy, Cubist is currently conducting Phase III pivotal trials in infective endocarditis/bacteremia and VRE


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infections. Cubist recently announced the enrollment of the first patients in the infective endocarditis/bacteremia study.

"In addition to continuing to manage the U.S. NDA filing, Cubist will assume responsibility for managing the CIDECIN regulatory process in Europe," said Scott M. Rocklage, PhD, Chairman and CEO of Cubist. "We expect to achieve important efficiencies with coordinated regulatory and clinical processes in place in Europe. While we evaluate our future options for European commercialization of CIDECIN, we plan on seeking marketing approval as rapidly as possible, following discussions with appropriate European regulatory authorities."

About Cubist

Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel pharmaceuticals to combat serious and life-threatening infections. Cubist is evaluating the safety and efficacy of CIDECIN(R) (daptomycin for injection) in the EDGE(TM) (Evaluation of Daptomycin against Gram-positive Entities) clinical trial program and has broadened its pipeline to include multiple pre-clinical drug candidates, including an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic, and CAB-175, a next generation cephalosporin antibiotic with demonstrated IN VITRO activity against methicillin-resistant Staphylococcus aureus. The company is engaged in a strategic partnership with Novartis Pharma AG for the discovery and development of novel antiinfectives. Cubist is headquartered in Lexington, MA and has operations in Vancouver, BC, Canada and Slough, UK.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes therapeutics to advance the care of patients suffering from life-threatening diseases worldwide. The company has five marketed products and focuses its research and clinical programs on anti-infectives, including antivirals, antifungals and antibacterials. Headquartered in Foster City, CA, Gilead has operations in the United States, Europe and Australia.

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 and are subject to a variety of risks and uncertainties. Factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" for the year ended December 31, 2001.

                                       ###

       CIDECIN IS A REGISTERED TRADEMARK AND EDGE IS A TRADEMARK OF CUBIST
                             PHARMACEUTICALS, INC.

         VIREAD IS A REGISTERED TRADEMARK AND HEPSERA IS A TRADEMARK OF
                             GILEAD SCIENCES, INC.

     For additional information, visit either of the companies' web sites at
                       www.cubist.com or www.gilead.com.


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         ******************CONFERENCE CALL INFORMATION******************

                  WHEN: MONDAY SEPTEMBER 9, 2002 AT 5:00 PM ET

                    DOMESTIC & CANADA CALL-IN: (800) 915-4836
                      INTERNATIONAL CALL-IN: (973) 317-5319

         CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

                   http://www.vcall.com/EventPage.asp?ID=82290

              REPLAY WILL BE AVAILABLE FOR 30 DAYS VIA THE INTERNET

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